Exhibit 99.1

PositiveID Corporation Publishes Report on Market Opportunities for M-BAND and Dragonfly

Research Report Is Available on PositiveID’s website

DELRAY BEACH, FL, March 25, 2013 – PositiveID Corporation ("PositiveID" or “Company”) (OTCQB: PSID), a developer of biological detection and diagnostics solutions, today announced it has published a report on market opportunities and positioning for its M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) and Dragonfly technologies. A copy of the report is available on PositiveID’s website at http://www.positiveidcorp.com/files/M-BAND_and_Dragonfly_Market_Opportunities_Report_2013-03-07.pdf.

About M-BAND and Dragonfly

PositiveID's M-BAND system, developed under contract with the U.S. Department of Homeland Security Science and Technology directorate, is a bio-aerosol monitor with fully integrated systems for sample collection, processing and detection modules that continuously analyze air samples for the detection of bacteria, viruses, and toxins. Results are reported via a secure wireless network in real time to give an accurate and up-to-date status for fielded instruments. PositiveID's Dragonfly technology is designed to deliver molecular diagnostic results from a sample in less than 30 minutes, which would enable accurate diagnostics leading to more rapid and effective treatment than what is currently available with existing systems. Dragonfly is being developed further for a broad range of biological detection situations including radiation-induced cell damage within the human body, strains of influenza and other common pathogens and diseases such as E. coli, methicillin-resistant staphylococcus aureus ("MRSA") and human papilloma virus ("HPV").

About PositiveID Corporation

PositiveID Corporation is an emerging growth company and developer of biological detection systems for America’s homeland defense industry as well as rapid medical testing. PositiveID is focused on the development of microfluidic systems for the automated preparation of and performance of biological assays in order to detect biological threats at high-value locations, as well as analyze samples in a medical environment. For more information on PositiveID, please visit http://www.PositiveIDCorp.com.

Statements about PositiveID's future expectations, including, without limitation, the likelihood that PositiveID's Dragonfly technology is designed to deliver molecular diagnostic results from a sample in less than 30 minutes, which would enable accurate diagnostics leading to more rapid and effective treatment that what is currently available with existing systems; the likelihood that Dragonfly will be developed further for a broad range of biological detection situations including radiation-induced cell damage within the human body, strains of influenza and other common pathogens and diseases such as E. coli, MRSA and HPV; and all statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID's actual results could differ materially from expected results. These risks and uncertainties include, without limitation, the Company’s ability to target the bio-threat detection and rapid medical testing sectors; as well as other risks. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K filed on March 28, 2012, as amended on May 4, 2012, and 10-Qs filed on November 16, 2012, August 20, 2012, as amended on September 12, 2012, and May 14, 2012, under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

PositiveID Corporation

Allison Tomek

561-805-8000

atomek@positiveidcorp.com